UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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RAPTOR PHARMACEUTICAL CORP.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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7 Hamilton Landing

Suite 100

Novato, California 94949

(415) 408-6200
_____________________________

Dear Stockholders of Raptor Pharmaceutical Corp.:

The Annual Meeting of Stockholders (the “Annual Meeting”) was convened on May 5, 2015 and adjourned for lack of quorum to conduct formal business. The Annual Meeting was adjourned until 8:00 a.m., local time, on May 19, 2015 to be held at our corporate offices located at 7 Hamilton Landing, Suite 100, Novato, California 94949. The meeting was adjourned to provide us with additional time to solicit proxies from our stockholders to establish the requisite quorum for the conduct of formal business at the Annual Meeting. The record date for the Annual Meeting has not changed. Only stockholders of record at the close of business on March 10, 2015 are entitled to vote at the reconvened Annual Meeting.

The polls will remain open for voting during the adjournment period. If you have already voted, your vote has been recorded and you do not need to submit a new proxy. If you have not voted, we urge you to do so as promptly as possible. Your vote is very important.

Our Board of Directors recommends that you vote “FOR” the slate of directors nominated by our Board of Directors; “FOR” the approval, on a non-binding advisory basis, of the compensation of our named executive officers; “FOR” the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2015; and “FOR” the amendment to the Raptor Pharmaceutical Corp. 2010 Stock Incentive Plan.

You may vote by Internet at http://www.proxyvote.com, by telephone at 1-800-690-6903 (toll free in the U.S. and Canada only), or, if you received printed materials, by returning a signed proxy card in the envelope provided. Votes cast by Internet, phone or postal mail must be received by 11:59 p.m. Eastern Time on May 18, 2015. You may also vote in person at the Annual Meeting. Even if you plan to vote in person, we encourage you to vote by proxy in advance of the reconvened Annual Meeting to ensure your shares are represented and that a quorum is present.

No changes have been made to the proposals to be voted on at the Annual Meeting. Our proxy statement and any other materials we have filed with the SEC remain unchanged and can be obtained free of charge at www.proxyvote.com or through our website at http://ir.raptorpharma.com/financials.cfm.

By Order of the Board of Directors,

/s/ Julie Anne Smith
Julie Anne Smith
President, Chief Executive Officer and Director
Novato, California
May 5, 2015

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to Be Reconvened on May 19, 2015.

Our proxy statement and annual report to security holders are available at www.proxyvote.com or you may access these materials on our website at http://ir.raptorpharma.com/financials.cfm.